Exhibit 4.23

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NATIONSTAR ADVANCE FUNDING TRUST 2012-C,
as Issuer

and

WELLS FARGO BANK, N. A.,
as Indenture Trustee

__________

AMENDMENT NO. 2
Dated as of August 24, 2012

to the

INDENTURE
Dated as of June 26, 2012

__________

NATIONSTAR ADVANCE FUNDING TRUST 2012-C
Servicer Advance Receivables Backed Notes, Series 2012-C

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This Amendment No. 2, dated as of August 24, 2012 (this “Amendment”), to the Indenture, dated as of June 26, 2012 (as amended, restated or otherwise modified as of the date hereof, the “Indenture”), is made by and between NATIONSTAR ADVANCE FUNDING TRUST 2012-C, a Delaware statutory trust, as issuer (the “Issuer”), and WELLS FARGO BANK, N.A., a national banking association, not in its individual capacity, but solely as indenture trustee (the “Indenture Trustee”).
WHEREAS, pursuant to Section 8.02 of the Indenture, with the consent of the Required Noteholders, Nationstar (for so long as it holds any interest in the trust), the Issuer, the Indenture Trustee, and each Hedge Provider may enter into one or more amendments to the Indenture, for the purpose of adding any provisions thereto, changing in any manner or eliminating any of the provisions thereof, or modifying in any manner the rights of the Noteholders thereunder;
WHEREAS, the parties hereto have agreed to amend the Indenture in accordance with the provisions of Section 8.02 of the Indenture and the terms of this Amendment;
WHEREAS, as of the date hereof, there are no Hedge Providers;
WHEREAS, Credit Suisse AG, Cayman Islands Branch, and Alpine Securitization Corp. hold at least 66 2/3% in aggregate of the Commitments set forth in the Note Purchase Agreement and are the Holders of 100% of the Notes; and
NOW, THEREFORE, pursuant to the provisions of the Indenture concerning amendment thereof, and in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed between the parties hereto, as follows:
Section 1. Defined Terms.

As used in this Amendment, capitalized terms have the meanings assigned thereto in the Indenture.
Section 2. Amendments.

(a)    Section 1.01 of the Indenture is hereby amended by the addition of the following clauses (c) and (d) of the definition of Discount Factor Reduction Event and the deletion of the existing clauses (c) and (d) of the same term:

(c) with respect to Receivables related to Delinquency Ratio Securitization Trusts;	[***]
(d) (i) on any date of determination on or prior October 27, 2012, with respect to Receivables related to Phase I WAMO Securitization Trusts;	[***]
      (ii) (A) on any date of determination following October 27, 2012 and on or prior to January 27, 2013, with respect to Receivables related to Phase II WAMO Securitization Trusts, to the extent the aggregate Receivables Balance with respect to such Phase II WAMO Securitization Trust, when added to the aggregate Receivables Balance of all Phase II WAMO
[***]

Securitization Trusts, does not cause the aggregate Receivables Balance with respect to Phase II WAMO Securitization Trusts to exceed 20% of the Note Principal Balance; Securitization Trusts to exceed 20% of the Note Principal Balance;

     (ii) (B) on any date of determination following October 27, 2012 and on or prior to January 27, 2013, with respect to Receivables related to Phase II WAMO Securitization Trusts, to the extent the aggregate Receivables Balance with respect to such Phase II WAMO Securitization Trust, when added to the aggregate Receivables Balance of all Phase II WAMO Securitization Trusts, causes the aggregate Receivables Balance with respect to Phase II WAMO Securitization Trusts to exceed 20% of the Note Principal Balance but does not cause the aggregate Receivables Balance with respect to Phase II WAMO Securitization Trusts to exceed 40% of the Note Principal Balance;
[***]
     (iii) on any date of determination following January 27, 2013 (or such earlier time as the Seller and the Agent may mutually agree), with respect to Receivables related to Phase III WAMO Securitization Trusts; and
[***]
     (iv) on any date of determination following January 27, 2013 (or such earlier time as the Seller and the Agent may mutually agree), with respect to Receivables related to Phase IV WAMO Securitization Trusts.
[***]

(b)     Section 1.01 of the Indenture is hereby amended by the addition of clause (j) of the definition of “Eligible Servicing Contract” as follows and the deletion of the existing clause (j) of the same term:

“(j)    the Weighted Average Months Outstanding with respect to such Servicing Contract is no greater than 19 months; provided, that, notwithstanding the foregoing,

(1) as of any date of determination on or prior to October 27, 2012, if the Weighted Average Months Outstanding with respect to such Servicing Contract is greater than or equal to 19 months but not greater than 28 months (a “Phase I WAMO Securitization Trust”), and the aggregate Receivables Balance with respect to such Phase I WAMO Securitization Trust, when added to the aggregate Receivables Balance of all Phase I WAMO Securitization Trusts, does not cause the aggregate Receivables Balance with respect to Phase I WAMO Securitization Trusts to exceed [***] of the Note Principal Balance, then such Servicing Contract shall nonetheless remain an “Eligible Servicing Contract” under this clause (j),

(2) as of any date of determination following October 27, 2012 and on or prior to January 27, 2013, if the Weighted Average Months Outstanding with respect to such Servicing Contract is greater than or equal to 19 months but not greater than 28 months (a “Phase II WAMO Securitization Trust”), and the aggregate Receivables Balance with respect to such Phase II WAMO Securitization Trust, when added to the aggregate Receivables Balance of all Phase II WAMO Securitization Trusts, does not cause the aggregate Receivables Balance with respect to Phase II WAMO Securitization Trusts to exceed [***] of the Note Principal Balance, then such Servicing Contract shall nonetheless remain an “Eligible Servicing Contract” under this clause (j),

(3) as of any date of determination following January 27, 2013 (or such earlier time as the Seller and the Agent may mutually agree), if the Weighted Average Months Outstanding with respect to such Servicing Contract is greater than or equal to 19 months but not greater than 25 months (a “Phase III WAMO Securitization Trust”), and the aggregate Receivables Balance with respect to such Phase III WAMO Securitization Trust, when added to the aggregate Receivables Balance of all Phase III WAMO Securitization Trusts, does not cause the aggregate Receivables Balance with respect to Phase III WAMO Securitization Trusts to exceed [***] of the Note Principal Balance, then such Servicing Contract shall nonetheless remain an “Eligible Servicing Contract” under this clause (j), and

(4) as of any date of determination following January 27, 2013 (or such earlier time as the Seller and the Agent may mutually agree), if the Weighted Average Months Outstanding with respect to such Servicing Contract is greater than or equal to 25 months but not greater than 28 months (a “Phase IV WAMO Securitization Trust”; each of the Phase I WAMO Securitization Trusts, Phase II WAMO Securitization Trusts, Phase III WAMO Securitization Trusts and Phase IV WAMO Securitization Trusts, “WAMO Securitization Trusts”), and the aggregate Receivables Balance with respect to such Phase III WAMO Securitization Trust, when added to the aggregate Receivables Balance of all Phase III WAMO Securitization Trusts, does not cause the aggregate Receivables Balance with respect to Phase III WAMO Securitization Trusts to exceed [***] of the Note Principal Balance, then such Servicing Contract shall nonetheless remain an “Eligible Servicing Contract” under this clause (j),”

(c)     Section 1.01 of the Indenture is hereby amended by the addition of the definition of “Sublimit Portion” as follows and the deletion of the existing definition of the same term:

““Sublimit Portion”: With respect to any date of determination, a dollar amount equal to the product of:

        (1) the Note Principal Balance; and

(2) a percentage, (A) the numerator of which is equal to the sum, without duplication, of (i) the aggregate Receivables Balance of all Eligible Receivables that are Sublimit Receivables and (ii) the aggregate Receivables Balance of all Eligible Receivables that are related to WAMO Securitization Trusts, and (B) the denominator of which is the aggregate Receivables Balance of all Eligible Receivables.”

Section 3. Waiver.

Nationstar and Credit Suisse AG, Cayman Islands Branch and Alpine Securitization Corp. as the Required Noteholders (who are also the Holders of 100% of the Notes) hereby waive and instruct the Indenture Trustee to waive the following: Section 8.02 of the Indenture requiring the delivery of a Tax Opinion with respect to this Amendment and Section 8.04 of the Indenture requiring the delivery of an Opinion of Counsel stating that the execution of this Amendment is authorized or permitted by the Indenture.
Section 4. Expenses.

The Issuer and Seller hereby agree that in addition to any costs otherwise required to be paid pursuant to the Transaction Documents, the Issuer and Seller shall pay the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to the Agent, the Noteholders, the Owner Trustee and the Indenture Trustee incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.
Section 5. Ratification of the Indenture.

The parties hereto ratify all terms of the existing Indenture other than those amended hereby, and ratify those provisions as amended hereby.
Section 6. Successors and Assigns.

This Amendment shall be binding upon the parties hereto and their respective successors and assigns.
Section 7. Governing Law.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES EXCEPT AS PROVIDED IN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.    Counterparts.

The Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
Section 9. Entire Agreement.
The Indenture, as amended by this Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective signatories thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

NATIONSTAR ADVANCE FUNDING TRUST 2012-C, as Issuer

By: Nationstar Mortgage LLC, as its Administrator

By: /s/ Gregory A. Oniu_____________________
Name:    Gregory A. Oniu
Title: Senior Vice President

WELLS FARGO BANK, N. A.,
as Indenture Trustee and not in its individual capacity

By: /s/ Mark DeFabio_______________________
Name: Mark DeFabio
Title: Vice President

Consented and Agreed to as of the date first above written:

CREDIT SUISSE AG, NEW YORK BRANCH
as Agent

By: /s/ Jason Ruchelsman_____________
Name:     Jason Ruchelsman
Title:    Vice President

By: /s/ Fred Mastromarino_____________
Name:    Fred Mastromarino
Title:    Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Committed Purchaser

By: /s/ Jason Ruchelsman_____________
Name:    Jason Ruchelsman
Title: Vice President

By: /s/ Fred Mastromarino_____________
Name:    Fred Mastromarino
Title:    Vice President

ALPINE SECURITIZATION CORP.
as Conduit Purchaser

By: Credit Suisse AG, New York Branch,
as its attorney-in-fact

By: /s/ Jason Ruchelsman______________
Name:     Jason Ruchelsman
Title: Vice President

By: /s/ Fred Mastromarino______________
Name:     Fred Mastromarino
Title: Vice President

NATIONSTAR MORTGAGE LLC
as Seller

By:/s/ Gregory A. Oniu_____________
Name: Gregory A. Oniu
Title: Senior Vice President